UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2023

BlueRiver Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39961	98-1577027
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 West Nottingham Drive, Suite 400 San Antonio, Texas	78209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (210) 832 3305

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-third of a redeemable Warrant to acquire one Class A ordinary share	BLUA.U	The New York Stock Exchange
Class A ordinary share, par value $0.0001 per share	BLUA	The New York Stock Exchange
Redeemable Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	BLUA.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

As previously disclosed in its definitive proxy statement dated as of January 13, 2023 (the “Definitive Proxy Statement”), BlueRiver Acquisition Corp. (the “Company”) will hold an extraordinary general meeting of its shareholders on January 31, 2023 (the “Special Meeting”) to consider and vote upon the Extension Proposal (as defined in the Definitive Proxy Statement) and, if necessary, the Adjournment Proposal (as defined in the Definitive Proxy Statement).

The Company has identified a potential business combination target company in the medical technology sector (the “Partner”) for an initial business combination (the “Potential Business Combination”). The Company believes the Potential Business Combination with Partner represents a compelling opportunity for the Company to complete its initial business combination and has entered into a letter of intent with Partner. Such letter of intent is non-binding. The execution of a definitive business combination agreement is subject to several conditions, including the completion of due diligence and negotiation and preparation of documentation. The Company cannot assure that it will enter into a definitive business combination agreement with Partner.

If the Extension Proposal is implemented, the Company plans to liquidate the U.S. government treasury obligations or money market funds held in the trust account and thereafter to maintain the funds in the trust account in cash in an interest-bearing demand deposit account at a bank. Interest on such deposit account is currently 2.5% per annum, but such deposit account carries a variable rate and the Company cannot assure you that such rate will not decrease or increase significantly.

The Definitive Proxy Statement reported that the per-share pro rata portion of the Trust Account on the Record Date after taking into account taxes owed but not paid by such date (which is expected to be the same approximate amount two business days prior to the General Meeting) was approximately $10.63 per share. However, on the Record Date, there were 36,737,500 outstanding ordinary shares of the Company (the “Ordinary Shares”), consisting of 7,187,500 outstanding Class B ordinary shares of the Company and 29,550,000 Class A ordinary shares of the Company, consisting of 28,750,000 redeemable Class A ordinary shares sold in the Company’s initial public offering (the “Public Shares”) and 800,000 non-redeemable Class A ordinary shares sold by the Company to BlueRiver Ventures, LLC as part of a private placement consummated concurrently with the consummation of the Company’s initial public offering. The amount remaining in the Trust Account as of the Record was approximately $291,808,930. Accordingly, the per-share pro rata portion of the Trust Account (as defined in the Proxy Statement) on the Record Date after taking into account taxes owed but not paid by such date (which is expected to be the same approximate amount two business days prior to the General Meeting) was approximately $10.15 per Public Share. The closing price of the Company’s Ordinary Shares on the Record Date was $10.12.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUERIVER ACQUISITION CORP.

By:	/s/ Randall Mays
Name:	Randall Mays
Title:	Co-Chairman, Co-Chief Executive Officer and Chief Financial Officer

Dated: January 24, 2023